UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2017, My Size, Inc. (the “Company”) was notified by The NASDAQ Stock Market, LLC (“NASDAQ”) that it was not in compliance with the minimum bid price requirements set forth in NASDAQ Listing Rule 5550(a)(2) for continued listing on The NASDAQ Capital Market. NASDAQ Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and NASDAQ Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that the Company had 180 calendar days, or until March 26, 2018, to regain compliance with NASDAQ Listing Rule 5550(a)(2).

In addition, on June 5, 2017,  My Size, Inc. (the “Company”) received written notice from the NASDAQ Listing Qualifications Department notifying the Company  that for the preceding 30 consecutive business days, the Company’s common stock did not maintain a minimum Market Value of Listed Securities of $35 million (“MVLS Requirement”) per share as required by NASDAQ Listing Rule 5550(b)(2). The notification provided that the Company had 180 calendar days, or until December 4, 2018, to regain compliance with NASDAQ Listing Rule 5550(b)(2). On December 5, 2017, the Company received a second written notice from the Listing Qualifications Department of NASDAQ notifying the Company that its failure to regain compliance with NASDAQ Listing Rule 5550(b)(2) by December 4, 2017 would result in the Company’s securities being delisted from The NASDAQ Capital Market effective as of the open of business on December 14, 2017 unless the Company requested an appeal of such determination. The Company thereafter requested an appeal before the Hearings Panel, thereby staying the delisting of the Company’s securities pending the Hearings Panel’s decision.

On January 22, 2018, the NASDAQ Staff concluded that the Company had regained compliance with its Rule 5550(a)(2) based on the closing bid price of the Company’s common stock having been at $1.00 per share or greater from the 10 consecutive business days from January 5, 2018 to January 19, 2018.

In addition, on January 26, 2018, the NASDAQ Hearings Advisor informed the Company that the NASDAQ Staff had informed them that the Company’s Market Value of Listed Securities deficiency (as set forth in its Rule 5550(b)(2)) had been cured, and that the Company is in compliance with all applicable listing standards. As a result, the scheduled hearing before the Hearings Panel has been cancelled.

The Company‘s common stock will continue to trade on The NASDAQ Stock Market under the symbol “MYSZ.”

Item 8.01. Other Events.

On January 25, 2017, My Size, Inc. issued a press release with respect to the regaining of compliance with Nasdaq listing standards. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 25, 2018 announcing the regaining of compliance with Nasdaq listing standards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: January 25, 2018	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer